Exhibit 99.2

Contact: Lewis J. Critelli

President and Chief Executive Officer

Norwood Financial Corp.

(570) 253-1455

R. Michael Briggs

President and Chief Executive Officer

UpState New York Bancorp, Inc.

(315) 789-1500

FOR IMMEDIATE RELEASE

January 9, 2020

Norwood Financial Corp. to Acquire UpState New York Bancorp, Inc.

Honesdale, Pennsylvania and Geneva, New York — Norwood Financial Corp. (Nasdaq Global Market - NWFL), the holding company for Wayne Bank, Honesdale, Pennsylvania, and UpState New York Bancorp, Inc. (“UpState”), the holding company for USNY Bank, Geneva, New York, jointly announced today the signing of a definitive merger agreement pursuant to which Norwood Financial Corp. (“Norwood”) will acquire UpState in a stock and cash transaction. The transaction will extend Norwood’s footprint into Ontario, Otsego and Yates Counties, New York. The combined company will have approximately $1.7 billion in assets and 31 offices throughout five counties in Northeastern Pennsylvania, two counties in the Southern Tier of New York and three counties in upstate New York.

“We are pleased to be able to partner with UpState and USNY Bank. Both of our companies have earned a great reputation in the market and have a common community banking culture. The merger will give us a presence in the Upstate New York Counties of Ontario, Otsego and Yates. This acquisition will offer expanded products and services to the USNY Bank customer base and will extend our reach from the Southern Tier of New York to Upstate New York,” noted Lewis J. Critelli, President and Chief Executive Officer of Norwood. R. Michael Briggs, President of UpState stated “We are delighted to provide our customers, shareholders and employees with the opportunity to partner with Wayne Bank. They are a high-quality community bank. The added depth and breadth of the merged companies will enable us to enhance the customer experience through greater product offerings and provide career growth for our employees while delivering value for our shareholders.” Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Norwood will acquire all of the outstanding shares of UpState. In addition, USNY Bank will merge with and into Wayne Bank, with Wayne Bank as the surviving entity. Pursuant to the terms of the merger agreement, shareholders of UpState will have the opportunity to elect to receive for each share of UpState common stock they own, either 0.9390 shares of Norwood common stock or $33.33 in cash, or a combination of both. All shareholder elections will be subject to the allocation and proration procedures set forth in the merger agreement which are intended to ensure that 90% of the shares of UpState will be exchanged for Norwood common stock and 10% of the shares of UpState will be exchanged for cash. In addition to the purchase price per share, UpState may also be permitted, under certain performance conditions, to distribute at the closing of the merger, a special cash dividend of up to an additional $0.67 per share to UpState’s shareholders. The transaction is expected to be a tax-free exchange for shareholders of UpState receiving Norwood common stock.

Based on Norwood’s January 8, 2020 closing price of $38.93 per share, the transaction is valued at approximately $80.00 million. The transaction value represents 176.8% of UpState’s tangible book value at September 30, 2019, 16.1 times UpState’s earnings per share for the latest twelve months ended September 30, 2019, and a 13.1% core deposit premium.

Lewis J. Critelli, President and Chief Executive Officer of Norwood will remain as President and Chief Executive Officer of the combined company. All members of the Executive Management team of Norwood and Wayne Bank will continue in their current positions.

UpState directors Jeffrey S. Gifford and Alexandra K. Nolan will be appointed to the boards of directors of Norwood and Wayne Bank. In addition, the other directors of UpState will be invited to join a regional advisory board. UpState President and CEO R. Michael Briggs will enter into a consulting agreement with Wayne Bank. Norwood will retain the brand names of USNY’s two units, Bank of the Finger Lakes and Bank of Cooperstown, and will also retain USNY’s administration center in Geneva, New York. Scott D. White, unit President of Bank of Cooperstown, and Jeffrey E. Franklin, unit President of Bank of the Finger Lakes, will also remain in place as executives of their units.

It is expected that the merger may be consummated early in the third quarter of 2020 and is subject to certain closing conditions, including receiving requisite regulatory approvals and the approval of Norwood’s and UpState’s shareholders. The transaction is expected to be approximately 18.0% accretive to Norwood’s earnings in 2021, the first full year of operations.

Norwood has prepared an investor presentation on the transaction that can be accessed on Norwood’s website at

www.waynebank.com/stockholder-services.

The Kafafian Group, Inc. acted as financial advisor to Norwood and provided a fairness opinion to the board of directors of Norwood in connection with the transaction. Boenning & Scattergood, Inc. acted as financial advisor to UpState and provided a fairness opinion to the board of directors of UpState in connection with the transaction. Jones Walker, LLP, Washington, D.C., served as legal counsel for Norwood and Stevens & Lee, P.C. served as legal counsel for UpState.

About Norwood Financial Corp.

Headquartered in Honesdale, PA, Norwood Financial Corp, through its subsidiary, Wayne Bank operates fifteen offices in Northeastern Pennsylvania and twelve offices in Delaware and Sullivan Counties, New York. As of September 30, 2019, Norwood had total assets of $1.2 billion, loans outstanding of $905.6 million, total deposits of $974.4 million and total stockholders’ equity of $134.9 million. Norwood’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.

About UpState New York Bancorp, Inc.

UpState New York Bancorp, Inc. is the holding company for USNY Bank, a New York chartered bank that conducts its business from its two Bank of the Finger Lakes offices in Geneva and Penn Yan, New York, and two Bank of Cooperstown offices in Cooperstown and Oneonta, New York. As of September 30, 2019, UpState had total assets of $435.9 million, total net loans of $379.2 million, total deposits of $387.1 million and total stockholders’ equity of $45.3 million.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, possible delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, customer and employee relationships may be disrupted by the merger, the ability to obtain regulatory and shareholder approvals, and difficulties in integrating USNY Bank into Wayne Bank, as well as factors discussed in documents filed by Norwood Financial Corp. with the SEC from time to time. Neither Norwood nor UpState undertakes, and both specifically disclaim, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Norwood or UpState.

Important Information About the Transaction

Norwood will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC), which will contain the proxy materials of Norwood and UpState and certain other information regarding Norwood. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a free copy of the proxy materials free of charge at the SEC’s website at www.sec.gov. The materials may also be accessed for free on Norwood’s website at www.waynebank.com/stockholder-services or by directing a written request to UpState New York Bancorp, Inc., 389 Hamilton Street, Geneva, New York 14456, Attention: Corporate Secretary. Investors should read the proxy materials before making a decision regarding the merger.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR A SOLICITATION OF ANY VOTE OR APPROVAL. INVESTORS AND SHAREHOLDERS OF NORWOOD AND UPSTATE ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NORWOOD, UPSTATE AND THE PROPOSED TRANSACTION.

Participants in the Solicitation

Norwood, UpState and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Norwood’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 22, 2019, and certain of its Current Reports on Form 8-K. UpSstate’s directors and executive officers who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction are R. Michael Briggs, Robert W. Sollenne, Scott D. White, Jeffrey E. Franklin, H. Todd Bullard, H. Taylor Fitch III, Jeffrey S. Gifford, Jeffrey K. Haggerty, Murray P. Heaton, J. Michael Moffat, Alexandra K. Nolan and Steven C. Smith. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described above.